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Exhibit 15.1

NOTICE OF CALL

NOTICE OF
ORDINARY
MEETING
OF SHAREHOLDERS

October 29, 2009

Proxy Statement

NOTICE OF CALL

NOTICE OF
ORDINARY
MEETING
OF STOCKHOLDERS

October 29, 2009

Proxy Statement

Registered Offices in Milan (Italy), Via C. Cantù, 2
Paid in Capital Stock
Euro 27,822,790.98
Fiscal Code and Companies Register no. 00891030272
List of Business and Administrative Information Milan No. 1348098
Vat No. 10182640150

NOTICE OF CALL
ORDINARY MEETING OF STOCKHOLDERS

        The stockholders of Luxottica Group S.p.A. (the "Company") are hereby convened for an ordinary meeting of stockholders to be held on October 29, 2009 at 11:30 a.m. at the registered office of the Company, Via C. Cantù 2, in Milan, Italy on first call, and on October 30, 2009 at the same time and same place on second call, to consider the following:

AGENDA

        Consideration of resolutions relating to:

1.
The distribution of dividends

2.
The authorization to purchase and sell the Company's ordinary shares

3.
The restitution of the membership of the Board of Statutory Auditors

        Pursuant to the By-laws and in compliance with Article 2370 of the Italian Civil Code, in order to attend the meeting, stockholders must deposit, at least two business days prior to the date of each meeting, the appropriate certification issued by the relevant authorized intermediaries attesting to their right to exercise stockholder rights. The shares for which notice of attendance of the meeting have been given may not be transferred before the meeting has taken place.

        The Board of Directors report regarding the Agenda and the relevant documentation relating to the items on the Agenda shall be filed at the Company's registered office and with Borsa Italiana S.p.A. as provided by Italian law. Such documentation will also be available on the Company's website: www.luxottica.com.

        The holders of the Company's American Depositary Shares listed on the New York Stock Exchange, each representing the right to receive one Ordinary Share, who wish to attend the meeting personally, should contact Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005 (attn. Daniel Belean, Corporate Actions Department, Tel. (+1) 212-250-6612, Fax: (+1) 212-797-0327) at least 15 days prior to the date of the meeting, in order to be informed about the requirements to be fulfilled to attend and to vote at the meeting.

        Pursuant to article 84 of the Consob Rules No. 11971/99, the stockholders are advised that:

  –
  the Company's capital consists of 463,713,183 ordinary shares with nominal value of Euro 0.06 per share;

  –
  each ordinary share is entitled to one vote at the meeting;

  –
  at the time of issuance of this notice, the Company indirectly holds, through its subsidiary Arnette Optics Illusions, Inc., 6,434,786 of its ordinary shares for which, in accordance with Italian law, the right to vote is suspended; and

  –
  each stockholder may be represented by written proxy by any other person, who may or may not be a stockholder, according to the procedures and time limits provided by Italian law; a proxy form has been made available to the relevant intermediaries.

        With respect to item 3 of the Agenda, stockholders are advised that, in compliance with current regulations and with the By-laws, the restitution of the membership of the Board of Statutory Auditors shall be made by majority voting ("votazione a maggioranza relativa"), with no list obligations.

        Stockholders are also advised that pursuant to article 126 bis of Legislative Decree No. 58/98 stockholders, who jointly represent at least one fortieth of the capital stock, may request within five days from the publication of this notice to include additional items on the Agenda, listing in their petition the proposed additional items. Additions to the agenda may not be submitted for matters that are required by law to be proposed to the stockholders meeting by the directors or submitted to the meeting on the basis of a plan or report prepared by the directors. Any addition shall be published in accordance with the same procedures used for the publication of this notice.

        Given the share capital structure of the Company as well as our experience from past meetings, it is likely that the ordinary meeting will take place on October 29, 2009.

Milan, September 18, 2009	LUXOTTICA GROUP S.p.A. for the Board of Directors The Chairman Leonardo Del Vecchio

PROXY STATEMENT

Dear Holder of American Depositary Shares,

        The Board of Directors of Luxottica Group S.p.A. (the "Company") has convened the stockholders for an ordinary meeting, to be held on October 29, 2009 on first call, or, failing the attendance of the required quorum, on October 30, 2009 on second call, in either case at 11:30 a.m., at the registered office of the Company, Via C. Cantù 2, in Milan, Italy. Given the share capital structure of the Company as well as our experience from past meetings, it is likely that the ordinary meeting will take place on October 29, 2009. The Agenda of the meeting is the following:

        Consideration of resolutions relating to the:

  (1)
  the distribution of dividends;

  (2)
  the authorization to purchase and sell the Company's ordinary shares (the "Ordinary Shares"); and

  (3)
  the restitution of the membership of the Board of Statutory Auditors.

        By this proxy statement and the attached documentation, the Board of Directors of the Company (the "Board") wishes to provide you with details of the resolutions which the Board or the Chairman of the meeting, as the case may be, shall present on the above issues, in the order in which such resolutions will be submitted to the meeting, with a view to enabling you to cast your vote on these resolutions as described below, subject to the terms and conditions described in this proxy statement.

        On the matters to be considered at the ordinary meeting, each Ordinary Share shall be entitled to one vote and all holders of the Ordinary Shares of the Company shall vote together as a single class. The quorum required, in person or by proxy, for an ordinary meeting, upon first notice is at least 50 percent of the total number of issued and outstanding ordinary shares, while on second call there is no quorum requirement. Resolutions at ordinary meetings may be adopted, in first and second calls, by a simple majority of ordinary shares represented at such meeting.

        As of the close of business on September 30, 2009, Mr. Leonardo Del Vecchio, the Chairman of the Company, has the power to vote 314,403,339 Ordinary Shares, or approximately 67.8% of the outstanding Ordinary Shares. These shares are held through Delfin S.a.r.l. ("DELFIN"), a company established and controlled by Mr. Del Vecchio, who holds the voting power for the shares held by such entity. Such voting power enables Mr. Del Vecchio, without any additional votes, to control the approval of the resolutions to be submitted at the meeting.

        Mr. Del Vecchio has advised the Company that he intends to vote:

        FOR the approval of the Company's distribution of a gross cash dividend equal to Euro 0.22 per Ordinary Share (each American Depositary Share ("ADS") represents one Ordinary Share) payable out of a portion of the extraordinary reserve.

        FOR the approval of the authorization for the share buy-back program and subsequent disposition of treasury shares.

        FOR the restitution of the membership of the Board of Statutory Auditors and therefore for the appointment of the candidate nominated by DELFIN.

        Set forth below is a description of the matters that will be submitted for approval at the ordinary meeting.

1.  THE DISTRIBUTION OF DIVIDENDS

        The holders of Ordinary Shares shall be requested to approve the proposed dividend distribution payable out of a portion of the extraordinary reserve. The extraordinary reserve is derived from the Statutory Financial Statements of the Company as of and for the fiscal year ended December 31, 2008 and excess net income allocated to it through the resolution of the stockholders at the meeting held on April 29, 2009 approving the allocation of net income for 2008. Upon the resolution of the stockholders at that meeting allocating Euro 111,833,515 to the extraordinary reserve, the extraordinary reserve has been set at an aggregate amount equal to Euro 868.7 million,

        The Board will propose that the holders of Ordinary Shares approve the distribution of dividends in the gross amount of Euro 0.22 per Ordinary Share (each ADS represents one Ordinary Share) from the Company's extraordinary reserve. If approved, the maximum aggregate amount that could be paid by the Company in connection with this year's dividend, based on the current issued and outstanding share capital and assuming that all stock option beneficiaries exercised all their vested options, would be approximately Euro 103 million.

        With a view to enabling all non-Italian resident holders of the ADS to provide the documentation required to achieve the application of reduced Italian substitute tax on dividends, pursuant to the applicable tax treaties between Italy and other countries or pursuant to Italian law, the Board will propose to set November 26, 2009, as the date for payment of dividends to all holders of Ordinary Shares of record on November 25, 2009, including Deutsche Bank Trust Company Americas as depositary on behalf of the ADS holders.

        Deutsche Bank Trust Company Americas, acting as depositary with respect to the ADSs, has advised the Company that the dividend amount for each ADS holder will be paid commencing on December 4, 2009 to all such holders of record on November 25, 2009. Deutsche Bank Trust Company Americas has advised the Company that after the close of business on November 20, 2009 through and including November 25, 2009 it will close its books and will not accept deposits or cancellations of Ordinary Shares or ADSs, as applicable. Deutsche Bank Trust Company Americas shall pay such dividends in U.S. dollars by converting the Euro amount of the dividend, net of the applicable tax, at the market Euro/U.S. dollar exchange rate in effect on November 27, 2009. Attached to this Proxy Statement as Annex A you will find a letter from the Company providing information as to the procedure to be used by ADS holders who are U.S. residents, Italian residents or residents of countries having anti-double taxation treaties with the Republic of Italy, companies or entities subject to corporation tax and resident in states that are members of the European Union or participants to the European Economic Area ("EU Entities") and are included in the list provided for by Italian Ministerial Decree 4 September 1996 (as amended and supplemented, the "Decree"), or pension funds established in EU Entities and included in the Decree, for the purposes of obtaining reduced/NIL tax on dividends provided for by the Italian domestic legislation or the applicable tax treaties.

2.  AUTHORIZATION TO PURCHASE AND SELL THE COMPANY'S ORDINARY SHARES

        The holders of Ordinary Shares shall be requested to approve a new program to repurchase and dispose of up to 18,500,000 Ordinary Shares, representing 3.99% of the Company's issued and outstanding share capital. The authorization for the new buy-back program (the "2009 buy-back program") will be effective until the earlier of (i) the date of the stockholders' meeting convened for the approval of the Company's Statutory Financial Statements as of and for the year ending December 31, 2010, and (ii) the date that is 18 months following the date that the stockholders approve this authorization.

        At the ordinary meeting of stockholders held on May 13, 2008, stockholders approved a program to repurchase and dispose of up to 18,500,000 Ordinary Shares, representing 3.99% of the Company's issued and outstanding share capital (the "2008 buy-back program"). As of September 30, 2009, the Company bought 230,000 Ordinary Shares on the Milan Stock Exchange's Mercato Telematico Azionario ("MTA") under the 2008 buy-back program. In addition, its subsidiary, Arnette Optics Illusions Inc. ("Arnette"), as of September 30, 2009, holds 6,205,682 Ordinary Shares. Similar to the 2008 buy-back program, the 2009 buy-back program's authorization of the disposition of treasury shares will also include the Ordinary Shares held by Arnette.

        The authorization requested is intended to provide the Company with treasury shares to efficiently manage the Company's capital and to implement the Company's performance share plan approved by stockholders at the meeting held on May 13, 2008.

        The maximum and minimum price of the share repurchases will be equal to the market price of Ordinary Shares on the MTA on the day preceding the relevant purchase, increased or decreased by 10%, respectively.

        The repurchases of Ordinary Shares will be carried out in compliance with provisions set forth in article 2357 of the Italian Civil Code within the limits of retained earnings and available reserves as recorded in the financial statements of the Company.

3.  RESTITUTION OF THE MEMBERSHIP OF THE BOARD OF STATUTORY AUDITORS

        The holders of Ordinary Shares shall be requested to approve the restitution of the membership of the Board of Statutory Auditors. On May 29, 2009, Mr. Mario Magenes, an alternate auditor, died. DELFIN nominated Mr. Giorgio Silva to succeed Mr. Magenes. The new Alternate Auditor shall hold this office until the meeting of stockholders called to approve the Company's Statutory Financial Statements as of and for the year ending December 31, 2011. DELFIN has informed the Company that it will vote for the appointment of Mr. Giorgio Silva. Mr. Giorgio Silva has accepted DELFIN's nomination and indicated that he will serve as Alternate Auditor if appointed. Information regarding Mr. Giorgio Silva is set forth below.

        Born in Samarate (Varese) on May 3, 1945, Mr. Silva holds a degree in Business and Economics from the Università Cattolica del Sacro Cuore in Milan, Italy. He has been registered in the Register of Chartered Accountants of Busto Arsizio since 1975 and in the Register of Varese since 1989 and has been a Chartered Accountant since 1981 and an auditor since 1995 (Ministerial Decree 12/04/1995 published on the Official Gazette no. 31 bis of 21.4.1995). Mr. Silva was a manager in the tax department of Peat Marwick & Mitchell (now KPMG) in Milan from 1973 to 1976. In 1977, he became a founding member of Studio Legale Tributario L. Biscozzi—A. Fantozzi, currently Studio Legale e Tributario Biscozzi Nobili. Mr. Silva is a speaker at many conventions and is an author of several articles and publications on tax or fiscal matters. Mr. Silva was a member of the Board of Statutory Auditors for the Company from 2006 until the end of the Company's stockholders meeting held on April 29, 2009. He is Chairman of the Board of Statutory Auditors for Kedrios S.p.A. and TSP-Tecnologie e Servizi per il Pubblico S.r.l. and an auditor for ENI S.p.A. (listed company), RCS Mediagroup S.p.A. (listed company), Alitalia Compagnia Aerea Italiana S.p.A., CAI Second S.p.a., Air One S.p.A., Air One City Liner S.p.A., Air One Technic S.p.A., European Avia Service S.p.A., Bolton Alimentari S.p.A., SIA-SSB S.p.A. and Hewlett Packard Italiana S.r.l.

* * *

VOTING PROCEDURES

        You may cast your vote on the resolutions referred to above either by completing the enclosed Voting Instruction Card and mailing it pursuant to the instructions included therein or by attending the ordinary stockholders' meeting personally. Should you elect to cast your vote personally at the meeting, you will be required to follow the procedure established by the Company in agreement with Deutsche Bank Trust Company Americas, as depositary. According to such procedure, you will be required to provide Deutsche Bank Trust Company Americas not later than 12:00 p.m. (noon) Eastern Time on October 21, 2009 evidence that (i) you will be an ADS holder as of the date of the ordinary meeting and (ii) you have not already exercised the voting rights pertaining to the ADSs held by you by mailing the attached Voting Instruction Card. Details on how to fulfill such requirements are contained in the letters attached hereto as Annex B and Annex C.

        The Company believes that the foregoing information and the attached documents will be sufficient to enable you to cast your vote in connection with each of the resolutions described above which are being submitted for your approval.

Many thanks and best regards,
Luxottica Group S.p.A.

Milan, October 2, 2009

ANNEX A

ATTENTION: IMPORTANT NOTICE CONCERNING
THE TAXATION OF DIVIDENDS
PAYABLE BY LUXOTTICA GROUP S.p.A.

October 2009

Dear Holder of American Depositary Shares,

        As noted in the enclosed Proxy Statement, at the ordinary stockholders' meeting of Luxottica Group S.p.A. (the "Company") which will be held on October 29, 2009 on first call (or on October 30, 2009 on second call), the Board of Directors of the Company will submit to stockholders a proposal to adopt a resolution for the distribution of a cash dividend from part of the extraordinary reserve in the amount of Euro 0.22 per American Depositary Share ("ADS") (each ADS represents one Ordinary Share) payable out of profits for the tax year 2008 (it being however understood that the Company has an extraordinary reserve formed with profits for the tax years prior to 2008 in an amount exceeding the distribution of dividend that the holders of Ordinary Shares of the Company shall be requested to approve).

        The Company will pay the dividend to all holders of ADSs of record on November 25, 2009. In order to be a holder of record on November 25, 2009 and to be entitled to such dividend, you must purchase the ADSs on or before November 20, 2009.

        The dividend will be paid on November 26, 2009 in Euro, by Monte Titoli S.p.A., authorized intermediary, to all depository banks of the stockholders. For the holders of ADSs, the dividend will be paid to Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares and the issuer of the ADSs, through Deutsche Bank S.p.A., as custodian under the Deposit Agreement. Deutsche Bank Trust Company Americas anticipates that dividends will be payable to all the ADS holders commencing from and after December 4, 2009 upon satisfaction of the documentation requirements referred to below, at the U.S. Dollar/Euro exchange rate in effect on November 27, 2009.

        The ADSs listed on the New York Stock Exchange will be traded ex-dividend on November 23, 2009.

        Dividends paid to beneficial owners, who are not Italian residents and do not have a permanent establishment in Italy to which the shares are effectively connected, are generally subject to a 27 percent substitute tax rate. Accordingly, the amount of the dividend paid to Deutsche Bank Trust Company Americas as depositary of the Ordinary Shares and the issuer of the ADSs, through Deutsche Bank S.p.A, as custodian under the Deposit Agreement, will be subject to such Italian substitute tax. Therefore, the amount of the dividends that the holders of ADSs will initially receive will be net of such Italian substitute tax.

        All owners of ADSs will be given the opportunity to submit to Deutsche Bank Trust Company Americas, in accordance with the procedure set forth by it, the documentation attesting to (i) their residence for tax purposes in Italy or in countries which have entered into tax treaties with Italy, pursuant to which reduced/NIL tax rates might become directly applicable, (ii) their status as companies or entities subject to corporation tax and resident in states that are members of the European Union or participants to the European Economic Area ("EU Entities") and are included in the list provided for by Italian Ministerial Decree 4 September 1996 (as amended and supplemented, the "Decree"), and as such entitled to a reduced tax rate of 1.375 percent on distributions of profits for the tax years ending after the tax year in course on December 31, 2007, or (iii) their status as pension funds established for tax purposes in an EU Entity included in the Decree and as such entitled to a reduced tax rate of 11 percent on profits distributed starting from July 29, 2009. Non-Italian resident registered ADS holders, holding shares directly with Deutsche Bank Trust Company Americas, will receive instructions on how to obtain their tax treaty benefits, or the reduced tax rate provided to certain non Italian residents by Italian law, by mail. If you would like further information you may contact Deutsche Bank Trust Company Americas c/o Globe Tax Services at +1-800-876-0959 or +1-212-747-9100. Beneficial ADS holders (outside of Italy) who are holding through a Bank or Broker should contact the Bank or Broker directly so that they may assist you in obtaining the documentation needed to apply for a reduced/NIL tax rate.

        As soon as the required documentation is delivered by Deutsche Bank Trust Company Americas to Deutsche Bank S.p.A., such bank shall endeavor to effect repayment of the entire 27 percent withheld or the balance between the 27 percent withheld at the time of payment and the rate actually applicable to the ADS holder, as the case may be. By way of example, Italy and the United States (as well as many other countries) are parties to a tax treaty pursuant to which the rate of the tax applicable to dividends paid by an Italian resident company to a U.S. resident entitled to the benefits under the treaty may in certain cases be reduced to 15 percent. Therefore, U.S. resident ADS holders entitled to the 15 percent rate provided by the currently applicable Italy-United States tax treaty have the opportunity to be repaid a further 12 percent of the gross dividend, which is the difference between the 27 percent withheld at the time of payment of the dividend and the 15 percent substitute tax provided for by the Italy-United States tax treaty.

        The Company recommends to all ADS holders who are interested in taking advantage of such an opportunity that they request more detailed information as to the exact procedure to be followed from Deutsche Bank Trust Company Americas (ADR Department, Tel. +1-800-876-0959; Fax. +1-866-888-1120, attn. Gina Seroda) or directly from the Company's headquarters in Italy (Investor Relations Department, Tel. +39-02-8633-4718; Fax. +39-02-8633-4092). Such information is also available on the Company's website www.luxottica.com.

        ADS Holders with residency in Italy should refer to forms A to G which can be downloaded from the Luxottica website (www.luxottica.com). For further information please contact the local Italian Tax Agent bank, Deutsche Bank S.p.A. (sede di Piazza del Calendario, 3 - 20126 Milano Mr. Michele Vitulli, Tel. +39-02-4024-3938 Michele.Viutlli@db.com or Mr. Roberto Auri, Tel. +39-02-4024-3406 roberto.auri@db.com or Mrs Daniela Galeazzi, Tel. +39-02-4024-5350, daniela.galeazzi@db.com or Ms Elena Geruntino, Tel. +39-02-4024-2627, elena.geruntino@db.com).

        Please note that in order for non-Italian resident ADS holders to take advantage of the accelerated tax refund (Quick Refund), the certification by the respective tax authority must be dated before November 26, 2009 (the dividend payment date in Euro) and Deutsche Bank Trust Company Americas or Deutsche Bank S.p.A. should receive the certification on or before December 14, 2009 for Deutsche Bank Trust Company Americas and on or before December 21, 2009 for Deutsche Bank S.p.A.

        ADS holders are further advised that, once the amounts withheld are paid to the Italian tax authorities, the ADS holders who are entitled to a reduced tax rate may only apply to the Italian tax authorities to receive the reimbursement of the excess tax applied to the dividends received from the Company. Such procedure customarily takes years before the reimbursement is actually made. Therefore, the above-mentioned procedure for direct application of reduced withholding rate was established by the Company in the best interest of its stockholders.

Sincerely yours,
LUXOTTICA GROUP S.p.A.

ANNEX B

Form for BENEFICIAL OWNERS

IMPORTANT NOTICE

ORDINARY STOCKHOLDERS' MEETING OF
LUXOTTICA GROUP S.p.A.
TO BE HELD ON OCTOBER 29, 2009 ON FIRST CALL,
ON OCTOBER 30, 2009 ON SECOND CALL
HOW TO ATTEND

Dear Beneficial Holder of American Depositary Shares,

        As indicated in the enclosed Notice of Call and in the Proxy Statement, the ordinary stockholders' meeting (the "Meeting") of the stockholders of Luxottica Group S.p.A. (the "Company") will be held on October 29, 2009 on first call, or, failing the attendance of the required quorum, on October 30, 2009 on second call, in either case at the registered office of the Company, Via C. Cantù 2, in Milan, Italy at 11:30 a.m.

        The beneficial owners of American Depositary Shares of the Company ("Beneficial Owners") are entitled either:

        A. to instruct Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares of the Company, as to the exercise of the voting rights pertaining to the Ordinary Shares represented by their respective American Depositary Shares by marking, signing, dating and returning to Deutsche Bank Trust Company Americas the enclosed Voting Instruction Card; or

        B. to attend the Meeting personally and cast thereat the vote pertaining to the Ordinary Shares represented by the American Depositary Shares held by them.

        By this letter, the Company wishes to provide the Beneficial Owners with instructions as to the requirements to be fulfilled by those Beneficial Owners who wish to attend the Meeting and cast their vote personally.

        Pursuant to Italian law governing the Meeting, merely holding American Depositary Shares does not automatically permit the Beneficial Owners to attend the Meeting or to exercise voting rights.

        In light of the foregoing, all Beneficial Owners who wish to attend the Meeting personally must obtain a proxy from Deutsche Bank Trust Company Americas as depositary of the Ordinary Shares of the Company. Any such proxy will be issued by Deutsche Bank Trust Company Americas upon compliance by the Beneficial Owners with the requirements set forth below.

        All Beneficial Owners who wish to be granted a proxy to attend the Meeting and vote thereat must provide Deutsche Bank Trust Company Americas not later than October 21, 2009 at 12:00 p.m. (noon) Eastern Time with the following documents:

1.
The original Voting Instruction Card enclosed herewith and received by the Beneficial Owners as part of the mailing of the Proxy Statement to all of the Beneficial Owners of American Depositary Shares of record on October 1, 2009.

2.
A certification in the form of Schedule 1 hereto issued by the bank or broker that is holding the American Depositary Shares on behalf of the Beneficial Owners.

        Upon fulfillment of the conditions set forth in sections 1 and 2 above to the satisfaction of Deutsche Bank Trust Company Americas, the latter shall issue a proxy in favor of the Beneficial Owners for the number of Ordinary Shares represented by the American Depositary Shares referred to in the certification. The person in favor of whom the proxy will be issued will be entitled to receive the proxy from 9:00 a.m. on the date of the Meeting at the registered office of the Company, Via C. Cantù 2, in Milan, Italy. The validity of the proxy issued by Deutsche Bank Trust Company Americas shall be subject to the bank or broker that has issued the certification referred to in section 2 above to be a holder of record on October 1, 2009 for the number of American Depositary Shares referred to in the certification. Deutsche Bank Trust Company Americas reserves the right to check that such condition is satisfied and to refuse admission to the Meeting in the event said condition is not duly met.

NOTE:

        If the voting rights pertaining to the American Depositary Shares held by any Beneficial Owner have been exercised through the mailing of the Voting Instruction Card, the Beneficial Owners may nevertheless obtain from Deutsche Bank Trust Company Americas an attendance card for the Meeting with no voting powers. In such case, the Beneficial Owner shall be required to provide Deutsche Bank Trust Company Americas only with the document referred to in section 2 above.

        Please do not hesitate to contact Deutsche Bank Trust Company Americas at the address and telephone number set forth below if any clarification is required.

Sincerely yours,
LUXOTTICA GROUP S.p.A.

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attn: Daniel Belean Corporate Actions Department Tel. +1 212-250-6612 Fax. +1 212-797-0327

SCHEDULE 1 TO ANNEX B

Form of Certification for BENEFICIAL OWNERS

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attention: Daniel Belean	Date October , 2009

Dear Sirs,

        The undersigned                          , as bank/broker holding American Depositary Shares of Luxottica Group S.p.A., hereby certifies, under its own responsibility, as follows:

                                                 (name of beneficial owner of American Depositary Shares) is the beneficial owner of [no.]                            American Depositary Shares of Luxottica Group S.p.A., held by the undersigned on his/her/its behalf, and such American Depositary Shares will be so held up to and including October 29, 2009, or failing attendance of the required quorum, up to and including October 30, 2009. As a result of the foregoing, the undersigned will keep the deposited American Depositary Shares and will not release them to the aforementioned beneficial owner, nor will the undersigned consent to the assignment of the beneficial ownership of said American Depositary Shares until such date. You are hereby authorized to rely upon this certification in connection with the granting of a proxy to the aforementioned beneficial owner enabling him/her/it to attend the Ordinary stockholders' meeting of Luxottica Group S.p.A., which will be held on October 29, 2009 on first call, or, failing the attendance of the required quorum, on October 30, 2009 on second call.

Kind regards,

ANNEX C

Form for REGISTERED HOLDERS

IMPORTANT NOTICE

ORDINARY STOCKHOLDERS' MEETING OF
LUXOTTICA GROUP S.p.A.
TO BE HELD ON OCTOBER 29, 2009 ON FIRST CALL OR
ON OCTOBER 30, 2009 ON SECOND CALL
HOW TO ATTEND

Dear Registered Holder of American Depositary Shares,

        As indicated in the enclosed Notice of Call and in the Proxy Statement, the ordinary meeting (the "Meeting") of the stockholders of Luxottica Group S.p.A. (the "Company") will be held on October 29, 2009 on first call, or, failing the attendance of the required quorum, on October 30, 2009 on second call, in either case at the registered office of the Company, Via C. Cantù 2, in Milan, Italy at 11:30 a.m.

        The registered holders of American Depositary Shares of the Company ("ADS Holders") are entitled either:

        A. to instruct Deutsche Bank Trust Company Americas, as depositary of the Ordinary Shares of the Company, as to the exercise of the voting rights pertaining to the Ordinary Shares represented by their respective American Depositary Shares by marking, signing, dating and returning to Deutsche Bank Trust Company Americas the enclosed Voting Instruction Card; or

        B. to attend the Meeting personally and cast thereat the vote pertaining to the Ordinary Shares represented by the American Depositary Shares held by them.

        By this letter the Company wishes to provide the ADS Holders with instructions as to the requirements to be fulfilled by those Registered Holders who wish to attend the Meeting and cast their vote personally.

        Pursuant to Italian law governing the Meeting, merely holding American Depositary Shares does not automatically permit the ADS Holders to attend the Meeting or to exercise voting rights.

        In light of the foregoing, all ADS Holders who wish to attend the Meeting personally must obtain a proxy from Deutsche Bank Trust Company Americas as depositary of the Ordinary Shares of the Company. Any such proxy will be issued by Deutsche Bank Trust Company Americas upon compliance by the ADS Holders with the requirements set forth below.

        All ADS Holders who wish to be granted a proxy to attend the Meeting and vote thereat must provide Deutsche Bank Trust Company Americas not later than October 21, 2009 at 12:00 p.m. (noon) Eastern Time with the following documents:

1.
The original Voting Instruction Card enclosed herewith and received by the ADS Holders as part of the mailing of the Proxy Statement to all of the Holders of American Depositary Shares of record on October 1, 2009.

2.
A notice in the form of Schedule 1 hereto.

        Upon fulfillment of the conditions set forth in sections 1 and 2 above to the satisfaction of Deutsche Bank Trust Company Americas, the latter shall issue a proxy in favor of the ADS Holder for the number of Ordinary Shares represented by the American Depositary Shares referred to in the certification. The person in favor of whom the proxy will be issued will be entitled to receive the proxy from 9:00 a.m. on the date of the Meeting at the registered office of the Company, Via C. Cantù 2, in Milan, Italy. The validity of the proxy issued by Deutsche Bank Trust Company Americas shall be subject to the ADS Holder being a registered holder of record of American Depositary Shares on October 1, 2009. Deutsche Bank Trust Company Americas reserves the right to check that such condition is satisfied and to refuse admission to the Meeting in the event said condition is not duly met.

NOTE:

        If the voting rights pertaining to the American Depositary Shares held by any ADS Holder have been exercised through the mailing of the Voting Instruction Card, the ADS Holder may nevertheless obtain from Deutsche Bank Trust Company Americas an attendance card for the Meeting with no voting powers. In such case, the ADS Holder shall be required to provide Deutsche Bank Trust Company Americas only with the document referred to in section 2 above.

        Please do not hesitate to contact Deutsche Bank Trust Company Americas at the address and telephone number set forth below if any clarification is required.

Sincerely yours,
LUXOTTICA GROUP S.p.A.

Deutsche Bank Trust Company Americas 60 Wall Street New York, New York 10005 Attn: Daniel Belean Corporate Actions Department Tel. +1 212-250-6612 Fax. +1 212-797-0327

SCHEDULE 1 TO ANNEX C

Form of Certification for REGISTERED HOLDERS

Deutsche Bank Trust Company Americas 60 Wall Street, New York, New York 10005 Attention: Daniel Belean	Date October , 2009

Dear Sirs,

        The undersigned                          , in its capacity as registered holder of [no.]                            American Depositary Shares of Luxottica Group S.p.A. (the "ADSs"), hereby gives notice to Deutsche Bank Trust Company Americas that the undersigned wishes to attend personally the stockholders' meeting of Luxottica Group S.p.A. to be held on October 29, 2009 or failing attendance of the required quorum, on October 30, 2009 (the "Meeting").

        The undersigned further certifies that it will continue to be a registered holder of the ADSs up to and including October 29, 2009 or failing attendance of the required quorum, on October 30, 2009.

        You are hereby authorized to rely upon this certification in connection with the granting to Mr./Mrs./Ms.                           on behalf of the undersigned, of a proxy enabling said person to attend the Meeting of Luxottica Group S.p.A.

Kind regards,

Luxottica Headquarters and Registered Office•Via C. Cantù, 2, 20123 Milan, Italy - Tel. + 39.02.863341 - Fax + 39.02.86996550

Deutsche Bank Trust Company Americas (ADR Depositary Bank)•60 Wall Street, New York, NY 10005 USA
Tel. + 1.212.250.9100 - Fax + 1.212.797.0327

LUXOTTICA SRL
AGORDO, BELLUNO - ITALY

 LUXOTTICA BELGIUM NV
BERCHEM - BELGIUM

 LUXOTTICA FASHION BRILLEN VERTRIEBS GMBH
HAAR - GERMANY

 LUXOTTICA FRANCE SAS
VALBONNE - FRANCE

 LUXOTTICA GOZLUK ENDUSTRI VE TICARET AS
CIGLI - IZMIR - TURKEY

 LUXOTTICA HELLAS AE
PALLINI - GREECE

 LUXOTTICA IBERICA SA
BARCELONA - SPAIN

 LUXOTTICA NEDERLAND BV
HEEMSTEDE - HOLLAND

 LUXOTTICA OPTICS LTD
TEL AVIV - ISRAEL

 LUXOTTICA POLAND SP ZOO
KRAKÓW - POLAND

 LUXOTTICA PORTUGAL - COMERCIO DE OPTICA SA
LISBOA - PORTUGAL

 LUXOTTICA (SWITZERLAND) AG
URTENEN, SCHÖNBÜHL - SWITZERLAND

 LUXOTTICA CENTRAL EUROPE KFT
BUDAPEST - HUNGARY

 LUXOTTICA SOUTH EASTERN EUROPE LTD
NOVIGRAD - CROATIA

 SUNGLASS HUT (UK) LIMITED
LONDON - UK

 OAKLEY ICON LIMITED
DUBLIN - IRELAND
LUXOTTICA ExTrA LIMITED
DUBLIN - IRELAND

 LUXOTTICA TRADING AND FINANCE LIMITED
DUBLIN - IRELAND

 LUXOTTICA NORDIC AB
STOCKHOLM - SWEDEN

 LUXOTTICA U.K. LTD
LONDON - UNITED KINGDOM

 LUXOTTICA VERTRIEBSGESELLSCHAFT MBH
KLOSTERNEUBURG - AUSTRIA

 LUXOTTICA U.S. HOLDINGS CORP.
PORT WASHINGTON - NEW YORK (USA)

 AVANT-GARDE OPTICS, LLC
PORT WASHINGTON - NEW YORK (USA)

 LUXOTTICA CANADA INC
TORONTO - ONTARIO (CANADA)

 LUXOTTICA NORTH AMERICA DISTRIBUTION LLC
MASON - OHIO (USA)

 LUXOTTICA RETAIL NORTH AMERICA INC.
MASON - OHIO (USA)

 SUNGLASS HUT TRADING, LLC
MASON - OHIO (USA)

 EYEMED VISION CARE LLC
MASON - OHIO (USA)

 LUXOTTICA RETAIL CANADA INC.
TORONTO - ONTARIO (CANADA)

 OAKLEY, INC.
FOOTHILL RANCH - CALIFORNIA (USA)

 LUXOTTICA MEXICO SA DE CV
MEXICO CITY - MEXICO
LUXOTTICA ARGENTINA SRL
BUENOS AIRES - ARGENTINA

 LUXOTTICA DO BRASIL LTDA
SÃO PAULO - BRASIL

 LUXOTTICA AUSTRALIA PTY LTD
MACQUARIE PARK - NEW SOUTH WALES (AUSTRALIA)

 OPSM GROUP PTY LIMITED
MACQUARIE PARK - NEW SOUTH WALES (AUSTRALIA)

 LUXOTTICA MIDDLE EAST FZE
DUBAI - DUBAI

 MIRARI JAPAN CO LTD
TOKYO - JAPAN

 LUXOTTICA SOUTH AFRICA PTY LTD
JOHANNESBURG - SOUTH AFRICA

 RAYBAN SUN OPTICS INDIA LTD
BHIWADI - INDIA

 SPV ZETA OPTICAL COMMERCIAL AND TRADING (SHANGHAI) CO., LTD
SHANGHAI - CHINA

 LUXOTTICA TRISTAR (DONGGUAN)
OPTICAL CO
DONG GUAN CITY, GUANGDONG - CHINA

 GUANGZHOU MING LONG OPTICAL
TECHNOLOGY CO. LTD
GUANGZHOU CITY - CHINA

 SPV ZETA OPTICAL TRADING (BEIJING) CO.
LTD
BEIJING - CHINA

 LUXOTTICA KOREA LTD
SEOUL - KOREA

 LUXOTTICA SOUTH PACIFIC HOLDINGS PTY LTD
MACQUARIE PARK - NEW SOUTH WALES (AUSTRALIA)

www.luxottica.com

QuickLinks

  Exhibit 15.1